Exhibit 10.4
OSI RESTAURANT PARTNERS, INC.
Amendment

THIS AMENDMENT (this “Amendment”) is made and entered into effective this 5th day of November, 2006, by and among JOSEPH J. KADOW (“Employee” or “Optionee” or “Grantee”), OSI RESTAURANT PARTNERS, INC., a Delaware corporation (the “Company”), OS RESTAURANT SERVICES, INC., a Delaware corporation (“OSRS”), OS MANAGEMENT, INC., a Florida corporation (“OSM”), and OUTBACK STEAKHOUSE OF FLORIDA, INC., a Florida corporation (“OSF”).

W I T N E S S E T H:

WHEREAS, Employee is employed by OSM and leased to the Company pursuant to an Officer Employment Agreement, effective as of April 1, 2002, among OSM, OSF and Employee, as amended by Amendment to and Assignment of Office Employment Agreement, effective as of April 27, 2005, among OSM, OSF, the Company and Employee (the “Employment Agreement”); and

WHEREAS, the Company, OSF and Employee are party to the Stock Option Agreements set forth on Exhibit A attached hereto (the “Stock Option Agreements”), and the Company, OSRS and Employee are party to the Restricted Stock Agreement set forth on Exhibit A attached hereto (the “Restricted Stock Agreement” and together with the Stock Option Agreements, the “Incentive Compensation Agreements”); and

WHEREAS, the Company, OSRS, OSM and OSF and Employee desire to amend the Employment Agreement and the Incentive Compensation Agreements as set forth herein.

NOW, THEREFORE, in consideration of the foregoing recitals, and of the premises, covenants, terms and conditions contained herein, the parties hereto agree as follows:

1. Terms used but not otherwise defined herein shall have the meanings ascribed to them in the Employment Agreement or the Incentive Compensation Agreements.

2. The Employment Agreement and the Incentive Compensation Agreements are hereby amended to include the following defined terms having the following meanings:

“Change of Control” means:

(a) The acquisition by any individual, corporation, limited liability company, joint venture, partnership, trust, unincorporated organization or other legal entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either (i) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (ii) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of this Agreement, the following acquisitions shall not constitute a Change of Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company or (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any affiliated company;

(b) Individuals who, as of the date hereof, constitute the Board of Directors of the Company (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors of the Company; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors of the Company;

(c) Consummation of a reorganization, merger, consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless, immediately following such Business Combination, (i) all or substantially all of the Persons that were the beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be and (ii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board of Directors of the Company providing for such Business Combination; or

(d) Approval by the stockholders of the Company of a liquidation or dissolution of the Company.

“Good Reason” means any of the following: (a) the assignment to Employee of any duties inconsistent in any respect with Employee’s position (including status, offices, titles, and reporting requirements), authority, duties or responsibilities as in effect immediately prior to a Change of Control or any action by the Company that results in a diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and that is remedied by the Company promptly after receipt of notice thereof given by Employee, (b) a reduction by the Company in Employee’s base salary or benefits as in effect immediately prior to a Change in Control, unless a similar reduction is made in salary and benefits of all employees or (c) the Company requires Employee to be based at or generally work from any location more than fifty miles from the location at which Employee was based or generally worked immediately prior to a Change in Control.

“Severance Amount” means, with respect to Employee, an amount equal to (a) two multiplied by (b) the sum of (i) Employee’s gross annual base salary at the rate in effect immediately prior to a Change of Control and (ii) an amount equal to the aggregate cash bonus compensation paid to Employee for the two fiscal years preceding the year in which a Change of Control occurs divided by two.

3. Section 8(b) of the Employment Agreement is hereby amended in its entirety to read as follows:

“(b) The Employee’s Disability during the Term of Employment. For purposes of this Agreement (other than for purposes of the definition of “disability” under a Stock Option Agreement granted prior to the date hereof), “Disability” means a permanent and total disability as defined in Section 22(e)(3) of the Code.”

4. Section 8(c) of the Employment Agreement is hereby amended in its entirety to read as follows:

“(c) The existence of Cause. For purposes of this Agreement, “Cause” means any of the following: (a) gross neglect of duty or prolonged absence from duty (other than any such failure resulting from incapacity due to physical or mental illness) without the consent of the Company, as determined in good faith by the Board of Directors of the Company, (b) conviction or a plea of guilty or nolo contendere with respect to commission of a felony under federal law or in the law of the state in which such action occurred or (c) the willful engaging by Employee in illegal misconduct or gross misconduct that is materially and demonstrably injurious to the Company.”

5. Section 8 of the Employment Agreement is hereby amended to add the following as the last sentence of that Section:

“Notwithstanding anything to the contrary contained herein, in the event of a separation from service (as defined in Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations thereunder (the “Code”)) of the Employee caused by the Company without Cause or by the Employee for Good Reason within two years after a Change of Control, the Severance Amount shall be paid in a lump sum by the Company upon or immediately following the Employee’s separation from service; provided, however, that if the Employee is a specified employee of the Company (as defined in Section 409A of the Code), the Severance Amount shall be paid on the date that is one day after the date that is six months following such separation from service (or such earlier date that payment of the Severance Amount can be made without incurring a tax pursuant to Section 409A of the Code).”

6. Section 19 of the Employment Agreement is hereby amended in its entirety to read as follows:

“19.  Effect of Termination. The termination of this Agreement, for whatever reason, or the expiration of this Agreement shall not extinguish those obligations of Employee specified in Section 9, Section 10, Section 11, Section 12 and Section 14 hereof or those obligations of the Company specified in Section 8 and Section 33 hereof. The restrictive covenants of Section 9, Section 10, Section 11, Section 12, and Section 14 shall survive the termination or expiration of this Agreement.”

7. The Employment Agreement is hereby amended to add the following as Section 33 thereof:

“33. Excess Parachute Tax Gross-Up. It is possible that a payment or distribution (including, without limitation, any distribution or payment with respect to the vesting of any stock options or restricted stock grants or the vesting of any benefits) to Employee or for Employee’s benefit (whether paid or payable or distributed or distributable) pursuant to the terms of this Agreement, a stock option agreement, a restricted stock agreement or otherwise (a “Payment”) may constitute a “parachute payment” within the meaning of Section 280G of the Code. The Company acknowledges that the protections set forth in this Section 33 are important, and it is agreed that, except as provided in Section 33(a) below, Employee should not have to bear the burden of any excise tax that might be levied under Section 4999 of the Code (such excise tax, together with any interest or penalties incurred by Employee with respect to such excise tax, being collectively referred to as the “Excise Tax”) as a result of Employee’s receipt of the amounts or benefits payable to Employee pursuant to this Agreement, a stock option agreement, a restricted stock agreement or otherwise. The following shall therefore apply:

(a) If it is determined that any Payment is subject to the Excise Tax, then the Company shall pay to or on behalf of Employee an additional payment (a “Gross-Up Payment”) in an amount such that after payment by Employee of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest or penalties imposed with respect thereto) and Excise Tax, imposed upon the Gross-Up Payment, but excluding any income taxes and penalties imposed pursuant to Section 409A of the Code, Employee retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payment. Notwithstanding the foregoing provisions of this Section 33(a), if it shall be determined that Employee is entitled to the Gross-Up Payment, but that the Parachute Value (as defined below) of all Payments does not exceed 110% of the Safe Harbor Amount (as defined below), then no Gross-Up Payment shall be made to Employee and the amounts payable under this Agreement shall be reduced so that the Parachute Value of all Payments, in the aggregate, equals the Safe Harbor Amount. The reduction of the amounts payable hereunder, if applicable, shall be made by first reducing the Severance Amount, unless an alternative method of reduction is elected by Employee, and in any event shall be made in such a manner as to maximize the Value (as defined below) of all Payments actually made to Employee. For purposes of reducing the Payments to the Safe Harbor Amount, only amounts payable under this Agreement (and no other Payments) shall be reduced. If the reduction of the amount payable under this Agreement would not result in a reduction of the Parachute Value of all Payments to the Safe Harbor Amount, no amounts payable under the Agreement shall be reduced pursuant to this Section 33(a). The foregoing determinations will be made by the Company’s tax accountants serving immediately prior to a Change of Control (the “Accountants”) in consultation with Employee and the Company and in accordance with the analysis, valuations and calculations prepared by the Accountants in connection with Section 33(b), below. Employee and the Company will each provide the Accountants access to and copies of any books, records, and documents in the possession of Employee or the Company, as the case may be, reasonably requested by the Accountants, and otherwise cooperate with the Accountants in connection with the preparation and issuance of the determinations and calculations contemplated by this Section 33.

(b) The Company shall cause all determinations required to be made under this Section 33, including the assumptions to be utilized in arriving at such determinations, to be made by the Accountants, which shall provide Employee and the Company with their determinations and detailed supporting calculations with respect thereto at least 15 business days prior to the date on which Employee would be entitled to receive a Payment (or as soon as practicable in the event that the Accountants have less than 15 business days advance notice that Employee may receive a Payment) in order that Employee may determine whether Employee concurs with such determination. For the purpose of determining whether any of the Payments will be subject to the Excise Tax and the amount of such Excise Tax, such Payments will be treated as “parachute payments” within the meaning of Section 280G of the Code, and all “parachute payments” in excess of the “base amount” (as defined under Section 280G(b)(3) of the Code) shall be treated as subject to the Excise Tax, unless and except to the extent that in the opinion of the Accountants such Payments (in whole or in part) either do not constitute “parachute payments” or represent reasonable compensation for services actually rendered (within the meaning of Section 280G(b)(4) of the Code) in excess of the “base amount,” or such “parachute payments” are otherwise not subject to such Excise Tax. Any determination by the Accountants shall be binding upon the Company and Employee. The amount of any Gross-Up Payment shall be paid in a lump sum within seven days following such determination by the Accountants. In the event that the Accountant’s determination is not finally accepted by the Internal Revenue Service (the “IRS”), Employee shall notify the Company in writing of any such claim by the IRS. Such notification shall be given as soon as practicable after Employee is informed in writing of such claim and shall apprise the Company of the nature of such claim and the date on which any incremental tax attributable to such claim is requested to be paid. In connection with any claim or potential contest of such claim, Employee and the Company will provide each other access to and copies of any books, records, and documents in the possession of Employee or the Company, as the case may be, reasonably requested by the other party, and will otherwise cooperate with each other in connection with any such claim. In the event that Employee or the Company contest such claim, the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest. Upon resolution of any such claim, an appropriate adjustment, including penalties and interest, if any, shall be computed (with an additional Gross-Up Payment, if applicable) by the Accountants based upon the final amount of the Excise Tax so determined. Such adjustment shall be paid by the appropriate party in a lump sum within seven days following the computation of such adjustment by the Accountants. Nothing contained in this Section 33 shall limit Employee’s ability or entitlement to settle or contest as the case may be, any claim or issue asserted by the IRS. All fees and expenses of the Accountants incurred pursuant to this Section 33 and all costs associated with such claims by the IRS or any other taxing authority shall be borne solely by the Company.”

(c) The following terms shall have the following meanings for purposes of this Section 33.

(i) “Parachute Value” of a Payment shall mean the present value as of the date of the change of control for purposes of Section 280G of the Code of the portion of such Payment that constitutes a “parachute payment” under Section 280G(b)(2), as determined by the Accountants for purposes of determining whether and to what extent the Excise Tax will apply to such Payment.

(ii) The “Safe Harbor Amount” means 2.99 times the Employee’s “base amount,” within the meaning of Section 280G(b)(3) of the Code.

(iii) “Value” of a Payment shall mean the economic present value of a Payment as of the date of the change of control for purposes of Section 280G of the Code, as determined by the Accountants using the discount rate required by Section 280G(d)(4) of the Code.

Notwithstanding any other provision of this Section 33, the Company may, in its sole discretion, withhold and pay over to the Internal Revenue Service or any other applicable taxing authority, for the benefit of Employee, all or any portion of any Gross-Up Payment, and Employee hereby consents to such withholding.

8. Each of the Stock Option Agreements is hereby amended to provide that, to the extent the Stock Option Agreement or plan under which it was granted did not define Disabled, Disability or disability, such terms shall mean a permanent and total disability as defined in Section 22(e)(3) of the Code.

9. Section 2 of each of the Stock Option Agreements is hereby amended to add the following as the last sentence thereof:

“Notwithstanding Section 4 hereof, the Option shall become fully vested and exercisable if, within two years after the effective date of a Change of Control (a) Optionee’s employment is terminated by the Company without Cause, (b) Optionee resigns for Good Reason or (c) Optionee dies or suffers a Disability, and in such event, the Option shall expire on the earlier of (x) the date that is 10 years after the date of this Agreement and (y) the date that is one year after the date of termination, resignation, death or Disability (provided, however, that, the post-termination exercise period shall be reduced to the later of (1) the 15th day of the third month following the date the exercise period otherwise would have expired pursuant to the terms of this Agreement without regard to the extension provided in this sentence and (2) December 31 of the calendar year in which the exercise period otherwise would have expired pursuant to the terms of this Agreement without regard to the extension provided in this sentence, to the extent that the one-year exercise period provided in clause (y) hereof would be considered to be an “extension” within the meaning of the regulations under Section 409A of the Code).”

10. The introductory clause of Section 4 of each of the Stock Option Agreements is hereby amended in its entirety to read as follows:

“4.  Termination of Option. Subject to the last sentence of Section 2 hereof, the Option granted herein, to the extent not theretofore exercised, and the Exercise Price for the exercised Shares paid by Optionee, shall terminate and be null and void immediately upon the first to occur of any of the following:”

11. The second paragraph of Section 4 of each of the Stock Option Agreements is hereby amended in its entirety to read as follows:

“Subject to the last sentence of Section 2 hereof, in the event Optionee dies or becomes disabled, Optionee’s Beneficiary (as defined below), in the case of death, or Optionee or Optionee’s guardian, in the case of disability, shall have ninety (90) days from the date of death or disability (“Special Exercise Period”) to exercise the Option to the same extent, and for the same number of Shares, as Optionee could have exercised as of the date of death or disability.”

12. Section 2 of the Restricted Stock Agreement is hereby amended to add the following as the last sentence thereof:

“Notwithstanding anything to the contrary contained herein, the Restricted Stock shall become fully vested and all restrictions on the Restricted Stock shall lapse if within two years after the effective date of a Change of Control (a) Grantee’s employment is terminated by the Company without Cause, (b) Grantee resigns for Good Reason or (c) Grantee dies or suffers a Disability. For purposes of this Agreement, the defined terms used in the foregoing sentence shall have the meanings given to them under the Grantee’s employment agreement with the Company as amended.”

13. Section 5 of the Restricted Stock Agreement is hereby amended in its entirety to read as follows:

“Section 5. Termination of Employment. Except as otherwise provided in Section 2 hereof, if the Grantee does not remain employed by the Company in the position of Executive Vice President and Chief Officer - Legal and Corporate Affairs (or higher) through the Final Vesting Date, all shares of Restricted Stock not vested as of the date Grantee is no longer employed by the Company in the position of Executive Vice President and Chief Officer - Legal and Corporate Affairs (or higher) will be forfeited.”

14. This Amendment may be executed in counterparts, each of which will constitute an original and all of which together will constitute one agreement. The signature page of any individual or entity, or copies or facsimiles thereof, may be appended to any counterpart of this Amendment and when so appended will constitute an original.

15. Except as expressly amended by this Amendment, all terms and conditions of the Employment Agreement and the Incentive Compensations Agreements remain in full force and effect and are unmodified hereby.

[signature page follows]

IN WITNESS WHEREOF, the parties have executed or caused this Amendment to be executed as of the day and year first above written.

OSI RESTAURANT PARTNERS, INC.

By: /s/ Joseph W. Hartnett
Name:  Joseph W. Hartnett
Title: Vice President

OS RESTAURANT SERVICES, INC.

By: /s/ Joseph W. Hartnett
Name:  Joseph W. Hartnett
Title: Vice President

OS MANAGEMENT, INC.

By: /s/ Joseph W. Hartnett
Name:  Joseph W. Hartnett
Title: Vice President

OUTBACK STEAKHOUSE OF FLORIDA, INC.

By: /s/ Joseph W. Hartnett
Name:  Joseph W. Hartnett
Title: Vice President

/s/ Joseph J. Kadow
Joseph J. Kadow

EXHIBIT A

1. Stock Option Agreement, effective as of July 23, 1997, among OSF, the Company and Employee

2. Stock Option Agreement, effective as of January 27, 1999, among OSF, the Company and Employee

3. Stock Option Agreement, effective as of July 24, 2002, among OSF, the Company and Employee

4. Stock Option Agreement, effective as of October 27, 2004, between the Company and Employee

5. Restricted Stock Agreement, effective as of October 26, 2005, among OSRS, the Company and Employee

6. Restricted Stock Agreement, effective as of October 24, 2006, among OSRS, the Company and Employee

23120, 91001, 101378147.1